Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, April 23, 2008	(302) 857-3292

DOVER MOTORSPORTS, INC.

DECLARES REGULAR QUARTERLY DIVIDEND

Dover Motorsports, Inc. (NYSE-Symbol: DVD) Board of Directors today declared a quarterly cash dividend on both classes of common stock of $.015 per share. The dividend will be payable on June 10, 2008 to shareholders of record at the close of business on May 10, 2008.

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Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate four motorsports tracks in three states and promote motorsports events under the auspices of three of the premier sanctioning bodies in motorsports – NASCAR, IRL, and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Gateway International Raceway near St. Louis, Missouri; Memphis Motorsports Park near Memphis, Tennessee; and Nashville Superspeedway near Nashville, Tennessee. For further information log on to www.dovermotorsports.com.